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Exhibit 99.3 Order confirming Plan of Reorganization, dated November 14, 2001.
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                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

                            Fort Lauderdale Division

In re: The Internet Advisory Corporation,              Case No. 01-23925-BKC-RBR
                                                              Chapter 11
                Debtor


                ORDER CONFIRMING DEBTOR'S PLAN OF REORGANIZATION

         A hearing was held on October 25, 2001 at 9:30 a.m. and November 7, 2001 at 9:30 a.m. to consider the confirmation of a plan of reorganization dated August 29, 2001, filed by The Internet Advisory Corporation, the above captioned Debtor-In-Possession, under chapter 11 of the Bankruptcy Code (the "Plan") and the final approval of the Disclosure Statement.

         The Plan having been transmitted to creditors and equity security holders; and

         It having been determined after hearing on notice that:

         1. The Plan has been accepted in writing by the creditors and equity holders whose acceptance is required by law; and

         2. The provisions of chapter 11 of the Code have been complied with and that the Plan has been proposed in good faith and not by any means forbidden by law; and

         3. With respect to each unpaired class of claims or interests, each holder of a claim or interest had accepted the Plan, or will receive or retain under the Plan on account of such claim or interest property of a value, as of the effective date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code on such date. The Plan does not discriminate unfairly, and is fair and equitable, with respect to each class of claims or interests that are impaired under the Plan, and had not accepted the Plan; and

         4. All payments made or promised by the Debtor or by a person issuing securities or acquiring property under the Plan or by any other person for services or for costs and expenses in, or in connection with, the Plan and incident to the case, have been fully disclosed to the court


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and are reasonable or, if to be fixed after confirmation of the Plan, will be subject to approval of the court; and

         5. The identity, qualifications, and affiliations of the persons who are to be directors or officers, or voting trustees, if any, of the Debtor, after confirmation of the Plan, have been fully disclosed, and the appointment of such persons to such offices, or their continuance therein, is equitable and consistent with the interests of the creditors and equity security holders and with public policy; and

         6. The identity of any insider that will be employed or retained by the Debtor and compensation to such insider has been fully disclosed; and

         7. The confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or further reorganization is proposed in the Plan; and

         8. The Plan was modified and such modifications were announced at the confirmation hearings as follows:

         a) By agreement of the parties, the Priority Tax Claims section of Article IV of the Plan is hereby amended to reflect that the United States Internal Revenue Service shall receive payment in full of its allowed priority tax claim within six years of the date of assessment and shall receive the statutory interest rate of 7% on account of such claim.

         b) By agreement of the parties, the Priority Tax Claims section of Article IV of the Plan as hereby amended to reflect that the debtor shall file its Federal Unemployment Return with the United States Internal Revenue Service for the tax period ending December 31, 2000, on or before 10 days from the date of this Confirmation Order.

         c) By agreement of the parties, the language "liens of SunTrust, SBA, and the Judgment Creditors" is hereby stricken as a scrivener's error from the Disclosure Statement and the Plan.


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         d)       By agreement of the parties, the debtor's financial
                  projections submitted to the Court at the hearing on November 7, 2001, shall be served simultaneously upon all parties entitled to receive a copy of this Confirmation Order. Additionally, the debtor shall simultaneously serve a notice in bold all caps typeface as follows: "THE DISCLOSURE STATEMENT AND PLAN OF REORGANIZATION HAS NOT BEEN APPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED THERIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE." and "EACH HOLDER OF A CLAIM OR INTEREST SHOULD CONSULT A PERSONAL TAX ADVISOR REGARDING THE EFFECT OF THE CONFIRMATION OF THE PLAN."

         e)       The Designation And Treatment of Impaired Claims section of
                  Article V of the plan is hereby amended to reflect that the time period for the White Knight Class for election as a White Knight Elector is hereby extended until ten days following the service of this Confirmation Order upon the white Knight Class. The debtor shall serve a notice of the extension of the deadline simultaneously with the service of this Confirmation Order. The reverse split of the White Knight Class shall be deferred until twenty days following the service of this Confirmation Order.

         IT IS THEREFORE:

         ORDERED that the Disclosure Statement is approved and the Plan is confirmed; and it is further

         ORDERED that the Court shall retain jurisdiction as provided in the Plan until there is substantial consummation of the Plan; the Plan is modified if it calls for retention of jurisdiction beyond that point; and it is further


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         ORDERED that the Debtor shall pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. Section 1930(a)(6) within ten
(10) days of the entry of this order for pre-confirmation periods and simultaneously provide to the United States Trustee an appropriate affidavit indicating the cash disbursements for the relevant period; and the reorganized Debtor shall further pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. Section 1930(a)(6) for post-confirmation periods within the time period set forth in 28 U.S.C. Section 1930(a)(6), based upon all post confirmation disbursements made by the Reorganized Debtor, until the earlier of the closing of this case by the issuance of a Final Decree by the Court, or upon the entry of an Order by this Court dismissing this case or converting this case to another chapter under the United States Bankruptcy Code, and the party responsible for paying the post-confirmation United States Trustee fees shall provide to the United States Trustee upon the payment of each post-confirmation payment an appropriate affidavit indicating all the cash disbursements for the relevant period; and it is further

         ORDERED that all objections to the approval of the Disclosure Statement and the confirmation of the Plan are overruled.

         ORDERED that Steven M. Stoll, Esq. of Stoll & Associates, is named as disbursing agent without additional compensation for services rendered in such limited capacity; bond is waived; the disbursing agent is directed to make all first instalment payments on the effective date of the Plan. The disbursing agent shall, not later than sixty (60) days after this Order becomes final, file a Final Report of Estate and Motion for Final Decree Closing Case on the Court approved local form. Failure to timely file the Final Report of Estate and Motion For Final Decree Closing Case will result in the imposition of sanctions against the Debtor's counsel, which may include the return of attorney's fees; and it is further

         ORDERED, that the Court will conduct a post-confirmation status conference on December 19, 2001 at 9:30 A.M., in Courtroom 308, U.S. Courthouse, 299 East Broward Blvd., Ft. Lauderdale, FL., to determine: (i) whether the Debtor has complied with the provisions of this Order, and (ii) whether the disbursing agent and the Plan


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proponent have timely filed the required Final Report of Estate and Motion For
Final Decree Closing Case. At the status conference, the Court will consider the propriety of dismissal or conversion to chapter 7, and/or the imposition of sanctions against the Debtor and/or the Debtor's disbursing agent for failure to timely file the Final Report of Estate and Motion For Final Decree Closing Case or for failure to comply with the provisions of this Order.

      DONE and ORDERED this 14 day of November, 2001.


                                     /s/ Raymond B. Ray
                                     Judge Raymond B. Ray
                                     Unite States Bankruptcy Court

CC:   Steven M. Stoll, Esq.
      U.S. Trustee
      ALL CREDITORS (The Debtor's counsel is directed to immediately mail a conformed copy of this Order to all creditors and parties in interest and file a certificate of mailing with the Court)


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